Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Bed Bath & Beyond, Inc. of our report dated October 14, 2024 with respect to the consolidated financial statements of tZERO Group, Inc., included in the Annual Report (Form 10-K) of Bed Bath & Beyond, Inc., for the year ended December 31, 2025, filed with the Securities and Exchange Commission, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Baker Tilly US, LLP
New York, New York
August 4, 2026